Ex. 99.1
XPEL Reports Record Revenue of $124.7 Million; Revenue Growth of 13.5% in Second Quarter 2025

San Antonio, TX – August 6, 2025 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the second quarter of 2025.

Second Quarter 2025 Overview:

•Revenue increased 13.5% to $124.7 million in the second quarter of 2025.

•Gross margin of 42.9% in the second quarter of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 7.1% to $23.4 million, or 18.7% of revenue, compared to $21.8 million, or 19.9% of revenue in the second quarter of 2024.2 The Company incurred approximately $1.6 million in one-time charges related to restructuring costs, legal and due diligence costs related to the Company's acquisition strategy and other costs. Normalizing for these costs, EBITDA would have increased 14.7% to $25.0 million, or 20.0% of revenue.

•Net income increased 7.8% to $16.2 million, or $0.59 per basic and diluted share, versus net income of $15.0 million, or $0.54 per basic and diluted share in the second quarter of 2024. Normalizing for the one-time charges, net income would have grown 16.7% to $17.5 million or $0.63 per basic and diluted share.

First Six Months 2025 Overview:

•Revenue increased 14.2% to $228.5 million in the first six months of 2025.

•Gross margin of 42.6% in the first six months of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 12.9% to $37.8 million, or 16.6% of revenue, compared to $33.5 million, or 16.8% of revenue in the first six months of 2024.2

•Net income increased 14.3% to $24.8 million, or $0.90 per basic and diluted share, versus net income of $21.7 million, or $0.79 per basic and diluted share in the first six months of 2024.

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw good revenue momentum in the first half of the year and I am pleased with our first half performance in this environment. We look forward to building on this momentum for the rest of the year."

Financial Highlights for the Second Quarter 2025:

Summary consolidated financial information for the three months ended June 30, 2025 and 2024 (unaudited, dollars in thousands):

	Three Months Ended June 30,				% Change
	2025	% of Total Revenue	2024	% of Total Revenue	2025 vs. 2024
Total revenue	$124,713	100.0%	$109,917	100.0%	13.5%
Gross margin	53,517	42.9%	47,865	43.5%	11.8%
Operating Expenses	34,219	27.4%	28,679	26.1%	19.3%
Net income	16,208	13.0%	15,033	13.7%	7.8%
EBITDA[2]	23,369	18.7%	21,824	19.9%	7.1%
Net cash provided by operating activities	$27,888	22.4%	$26,896	24.5%	3.7%

Geographical Revenue Summary

	Three Months Ended June 30,		% Change	% of Total Revenue
	2025	2024	Inc (Dec)	2025	2024
United States	$70,380	$64,902	8.4%	56.4%	59.0%
Canada	14,254	13,274	7.4%	11.5%	12.1%
North America	84,634	78,176	8.3%	67.9%	71.1%
China	7,705	4,401	75.1%	6.2%	4.0%
Asia Other	5,428	4,120	31.7%	4.3%	3.8%
Asia Pacific	13,133	8,521	54.1%	10.5%	7.8%
EU, UK, and Africa	17,360	15,261	13.8%	13.9%	13.9%
India and Middle East	6,746	4,800	40.5%	5.4%	4.4%
Latin America	2,840	3,159	(10.1)%	2.3%	2.8%
Total	$124,713	$109,917	13.5%	100.0%	100.0%

Overall Revenue
•Total revenue grew 13.5% compared to second quarter of 2024 ("YoY").
•We saw record revenue in US, Europe and the Middle East.

Product and Service Revenue
•Total product revenue increased 13.9% YoY and represented 76.0% of total revenue.
•Total window film revenue increased 27.0% YoY and represented 22.4% of total revenue.
•Total service revenue increased 12.0% YoY and represented 24.0% of total revenue.
•Total installation revenue (labor and product combined) grew 17.9% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 12.9% YoY.

Other Financial Information
•Gross margin percentage was 42.9% and 43.5% in the second quarter of 2025 and 2024, respectively.
•Sales and marketing expense increased 15.4% YoY.
•General and administrative expense increased 21.5% YoY.

Cash Flows from Operations
•Cash flows provided by operations were $27.9 million in the second quarter 2025.

2025 Outlook

•The Company expects third quarter 2025 revenue of approximately $117 - $119 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2025 Third Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, August 6, 2025 at 11:00 a.m. Eastern Time to discuss the Company’s second quarter 2025 results.

To access the live webcast, please visit the XPEL, Inc. website at https://investor.xpel.com/events-and-presentations/.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 856599.

A replay of the teleconference will be available until September 5, 2025 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52679.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2025 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the second quarter of 2025, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full second quarter 2025 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to August 8, 2025.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments.

There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Product revenue	$94,795	$83,200	$173,507	$150,052
Service revenue	29,918	26,717	55,011	49,969
Total revenue	124,713	109,917	228,518	200,021

Cost of Sales
Cost of product sales	58,190	51,274	106,630	93,409
Cost of service	13,006	10,778	24,475	20,871
Total cost of sales	71,196	62,052	131,105	114,280
Gross Margin	53,517	47,865	97,413	85,741

Operating Expenses
Sales and marketing	11,862	10,280	23,737	20,671
General and administrative	22,357	18,399	43,258	36,655
Total operating expenses	34,219	28,679	66,995	57,326

Operating Income	19,298	19,186	30,418	28,415

Interest expense	7	392	83	865
Foreign currency exchange (gain)/loss	(1,039)	275	(1,275)	548

Income before income taxes	20,330	18,519	31,610	27,002
Income tax expense	4,122	3,486	6,816	5,303
Net income	16,208	15,033	24,794	21,699
Net loss attributed to non-controlling interest	(82)	—	(82)	—
Net income attributable to stockholders of the Company	$16,290	$15,033	$24,876	$21,699

Earnings per share attributable to stockholders of the Company
Basic	$0.59	$0.54	$0.90	$0.79
Diluted	$0.59	$0.54	$0.90	$0.79
Weighted Average Number of Common Shares
Basic	27,666	27,635	27,660	27,633
Diluted	27,673	27,637	27,675	27,637

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	June 30, 2025	December 31, 2024
Assets
Current
Cash and cash equivalents	$49,591	$22,087
Accounts receivable, net	38,122	29,146
Inventory, net	104,129	110,904
Prepaid expenses and other current assets	5,474	5,314
Income tax receivable	—	893
Total current assets	197,316	168,344
Property and equipment, net	16,875	17,735
Right-of-use lease assets	20,138	19,490
Intangible assets, net	32,491	34,562
Deferred tax asset, net	1,257	—
Other non-current assets	3,456	1,350
Goodwill	46,538	44,126
Total assets	$318,071	$285,607
Liabilities
Current
Current portion of notes payable	$69	$63
Current portion lease liabilities	5,396	4,666
Accounts payable and accrued liabilities	38,955	36,789
Income tax payable	205	—
Total current liabilities	44,625	41,518
Deferred tax liability, net	—	469
Other long-term liabilities	1,492	1,810
Non-current portion of lease liabilities	16,159	16,126
Non-current portion of notes payable	137	229
Total liabilities	62,413	60,152
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,669,848 and 27,651,773 issued and outstanding, respectively	28	28
Additional paid-in-capital	17,085	15,550
Accumulated other comprehensive loss	(362)	(4,236)
Retained earnings	238,989	214,113
	255,740	225,455
Non-controlling interest	(82)	—
Total stockholders’ equity	255,658	225,455
Total liabilities and stockholders’ equity	$318,071	$285,607

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$16,290	$15,033	$24,876	$21,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,557	1,471	3,093	2,804
Amortization of intangible assets	1,538	1,442	3,059	2,852
Loss/(Gain) on sale of property and equipment	7	(10)	7	(28)
Stock compensation	1,017	837	1,696	1,467
Provision for credit losses	109	100	181	189
Deferred income tax	(1,136)	(705)	(1,902)	(862)

Changes in assets and liabilities:
Accounts receivable, net	(3,926)	(991)	(7,841)	(5,754)
Inventory, net	12,099	12,644	7,911	8,766
Prepaid expenses and other current assets	(1,430)	1,016	(1,981)	(1,309)
Income taxes receivable and payable	(1,902)	(1,491)	1,052	(587)
Accounts payable and accrued liabilities	3,665	(2,450)	966	(7,299)
Net cash provided by operating activities	27,888	26,896	31,117	21,938
Cash flows used in investing activities
Purchase of property, plant and equipment	(943)	(1,811)	(1,946)	(3,828)
Proceeds from sale of property and equipment	14	—	15	—
Acquisition of businesses, net of cash acquired	(143)	(5,171)	(184)	(5,928)
Development of intangible assets	(275)	(501)	(788)	(841)
Net cash used in investing activities	(1,347)	(7,483)	(2,903)	(10,597)
Cash flows from financing activities
Net payments on revolving line of credit	—	(13,000)	—	(8,000)
Restricted stock withholding taxes paid in lieu of issued shares	(68)	(87)	(161)	(87)
Repayments of notes payable	(21)	(16)	(98)	(31)
Net cash used in financing activities	(89)	(13,103)	(259)	(8,118)
Net change in cash and cash equivalents	26,452	6,310	27,955	3,223
Foreign exchange impact on cash and cash equivalents	(402)	60	(451)	152
Increase in cash and cash equivalents during the period	26,050	6,370	27,504	3,375
Cash and cash equivalents at beginning of period	23,541	8,614	22,087	11,609
Cash and cash equivalents at end of period	$49,591	$14,984	$49,591	$14,984

Supplemental schedule of non-cash activities
Non-cash lease financing	$2,009	$4,086	$2,840	$5,038
Issuance of common stock for vested restricted stock units	$331	$405	$521	$462
Supplemental cash flow information
Cash paid for income taxes	$6,938	$5,646	$7,457	$6,798
Cash paid for interest	$—	$414	$89	$844

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$16,208	$15,033	$24,794	$21,699
Interest	7	392	83	865
Taxes	4,122	3,486	6,816	5,303
Depreciation	1,557	1,471	3,093	2,804
Amortization	1,475	1,442	3,059	2,852
EBITDA	$23,369	$21,824	$37,845	$33,523